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                                                                    EXHIBIT 99.1


                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of El Paso Corporation:

     In our opinion, based upon our audits and the report of other auditors, the consolidated financial statements listed in the Index under Item 14(a)(1) present fairly, in all material respects, the financial position of El Paso Corporation and its subsidiaries at December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, based on our audits and the report of other auditors, the financial statement schedule listed in the Index under Item 14(a)(2) presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. The consolidated financial statements and financial statement schedule give retroactive effect to the merger of El Paso CGP Company (formerly The Coastal Corporation) on January 29, 2001 in a transaction accounted for as a pooling of interests, as described in Note 2 to the consolidated financial statements. We did not audit the financial statements and financial statement schedule of El Paso CGP Company as of December 31, 2000 and for each of the two years in the period then ended, which statements reflect total assets of $19,066 million as of December 31, 2000, and total revenues of $26,936 million and $16,596 million for each of the two years in the period ended December 31, 2000. Those statements were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for El Paso CGP Company as of December 31, 2000 and for each of the two years then ended, is based solely on the report of the other auditors. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

     As described in Notes 1 and 9, the Company adopted Statement of Financial Accounting Standards, No. 133, Accounting for Derivatives and Hedging Activities, on January 1, 2001.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
March 6, 2002